Exhibit 3.1

IMPEL NEUROPHARMA, INC.

RESTATED CERTIFICATE OF INCORPORATION

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Impel NeuroPharma, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”), does hereby certify as follows.

1.    The name of this corporation is Impel NeuroPharma, Inc. This corporation was originally incorporated pursuant to the General Corporation Law on July 24, 2008.

2.    This Restated Certificate of Incorporation of the corporation attached hereto as Exhibit A, which is incorporated herein by this reference, and which restates, integrates and further amends the provisions of the Certificate of Incorporation of this corporation as previously amended or supplemented, has been duly adopted by the corporation’s Board of Directors and stockholders holding the requisite majorities of shares in accordance with Sections 242 and 245 of the General Corporation Law, with the approval of the corporation’s stockholders having been given by written consent without a meeting in accordance with Section 228 of the General Corporation Law.

3.    This Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

IN WITNESS WHEREOF, this Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this 3rd day of December, 2018.

By:	/s/ Jon Congleton
Jon Congleton, Chief Executive Officer

Exhibit A

IMPEL NEUROPHARMA, INC.

RESTATED CERTIFICATE OF INCORPORATION

ARTICLE I: NAME.

The name of this corporation is Impel NeuroPharma, Inc. (the “Corporation”).

ARTICLE II: REGISTERED OFFICE.

The address of the registered office of the Corporation in the State of Delaware is 160 Greentree Drive, Suite 101, in the City of Dover, County of Kent, Delaware 19904. The name of its registered agent at such address is National Registered Agents, Inc.

ARTICLE III: PURPOSE.

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

ARTICLE IV: AUTHORIZED SHARES.

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 446,602,138 consisting of (a) 242,403,649 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (b) 204,198,489 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”). As of the effective date of this Restated Certificate of Incorporation (this “Restated Certificate”), 746,426 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A-1 Preferred Stock”, 9,869,218 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A-2 Preferred Stock” (together with the Series A-1 Preferred Stock, the “Series A Preferred Stock”), 3,968,775 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock”, 43,278,699 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C-1 Preferred Stock”, 26,537,826 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C-2 Preferred Stock”, 24,605,790 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C-3 Preferred Stock” (together with the Series C-1 Preferred Stock and Series C-2 Preferred Stock, the “Series C Preferred Stock”), and 95,191,755 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock”.

The following is a statement of the designations and the rights, powers and preferences, and the qualifications, limitations or restrictions thereof, in respect of each class of capital stock of the Corporation.

A.	COMMON STOCK

1.    General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers and preferences of the holders of the Preferred Stock set forth herein.

2.    Voting. The holders of the Common Stock are entitled to one vote for each share of Common Stock held at all meetings of stockholders (and written actions in lieu of meetings). The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by (in addition to any vote of the holders of one or more series of Preferred Stock that may be required by the terms of this Restated Certificate) the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law and without a separate class vote of the holders of the Common Stock.

B.	PREFERRED STOCK

The following rights, powers and preferences, and restrictions, qualifications and limitations, shall apply to the Preferred Stock. Unless otherwise indicated, references to “Sections” in this Part B of this Article IV refer to sections of this Part B.

1.    Dividends.

1.1    Preferred Stock Dividend Preference.

(a)    Subject to Section 1.1(b) below, the holders of each series of Preferred Stock shall be entitled to receive dividends at the rate of eight percent (8%) of the Original Issue Price (as defined below) applicable for such series of Preferred Stock, per share of such Preferred Stock (as adjusted for any stock dividends, combinations, recapitalizations or splits with respect to such shares) per annum, payable out of funds legally available therefor. Such dividends shall be payable when, as and if declared by the board of directors of the Corporation (the “Board”) acting in its sole discretion and in accordance with Section 1.1(b) below. The right to receive dividends shall not be cumulative.

(b)    No dividend shall be paid or declared and set aside in any period with respect to the Series A Preferred Stock, Series B Preferred Stock or the Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) unless and until dividends have been paid or declared and set aside for payment in such period with respect to the Series C Preferred Stock and Series D Preferred Stock, in an amount equal to the applicable dividend rate pursuant to Section 1.1(a). No dividend shall be paid or declared and set aside in any period with respect to the Series A Preferred Stock or the Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) unless and until dividends have been paid or declared and set aside for payment in such period with respect to the Series B Preferred Stock, in an amount equal to the applicable dividend rate pursuant to Section 1.1(a). No dividend shall be paid or declared and set aside in any period with respect to the Common Stock (other than dividends on shares of Common Stock payable in shares of Common Stock) unless and until dividends have been paid or declared and set aside for payment in such period with respect to the Series A Preferred Stock, in an amount equal to the applicable dividend rate pursuant to Section 1.1(a).

(c)    The “Original Issue Price” shall mean (i) $0.4091 per share for the Series A-1 Preferred Stock (the “Series A-1 Original Issue Price”), (ii) $0.4996 per share for the Series A-2 Preferred Stock (the “Series A-2 Original Issue Price”), (iii) $1.1140001 per share for the Series B Preferred Stock (the “Series B Original Issue Price”), (iv) $0.52894518 per share for the Series C-1 Preferred Stock (the “Series C-1 Original Issue Price”), (v) $0.56523089 per share for the Series C-2 Preferred Stock (the “Series C-2 Original Issue Price”), (vi) $0.6096126 per share for the Series C-3 Preferred Stock (the “Series C-3 Original Issue Price”), and (vii) $0.709095 per share for the Series D Preferred Stock (the “Series D Original Issue Price”) subject in each case to appropriate adjustment in the event of any stock splits and combinations of shares and for dividends paid on such series of Preferred Stock in shares of such stock.

1.2    Participation. If, after dividends in the full preferential amount specified in Section 1.1 for the Preferred Stock have been paid or set apart for payment in any calendar year of the Corporation, the Board shall declare additional dividends out of funds legally available therefor in that calendar year, then such additional dividends shall be declared pro rata on the Common Stock and the Preferred Stock on a pari passu basis according to the number of shares of Common Stock held by such holders. For this purpose each holder of shares of Preferred Stock is to be treated as holding the greatest whole number of shares of Common Stock then issuable upon conversion of all shares of Preferred Stock held by such holder pursuant to Sections 4 and 5.

1.3    Non-Cash Dividends. Whenever a dividend provided for in this Section 1 shall be payable in property other than cash, the value of such dividend shall be deemed to be the fair market value of such property as determined in good faith by the Board.

2.    Liquidation, Dissolution or Winding Up; Certain Mergers, Consolidations and Asset Sales.

2.1    Preferential Payments to Holders of Preferred Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event (as defined below), the funds and assets that may be legally distributed to the Corporation’s stockholders (the “Available Funds and Assets”) shall be distributed in the following manner:

2.1.1    Prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Series B Preferred Stock, Series A Preferred Stock or Common Stock, (i) the holders of each share of Series C-1 Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, an amount per share equal to the Series C-1 Original Issue Price plus all declared but unpaid dividends on such Series C-1 Preferred Stock, (ii) the holders of each share of Series C-2 Preferred Stock then outstanding shall be entitled to be paid, out of the

Available Funds and Assets, an amount per share equal to the Series C-2 Original Issue Price plus all declared but unpaid dividends on such Series C-2 Preferred Stock, (iii) the holders of each share of Series C-3 Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, an amount per share equal to the Series C-3 Original Issue Price plus all declared but unpaid dividends on such Series C-3 Preferred Stock, and (iv) the holders of each share of Series D Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, an amount per share equal to the Series D Original Issue Price plus all declared but unpaid dividends on such Series D Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event, the Available Funds and Assets shall be insufficient to permit the payment to holders of the Series C Preferred Stock and Series D Preferred Stock of their full preferential amounts described in this subsection, then the entire Available Funds and Assets shall be distributed among the holders of the then outstanding Series C Preferred Stock and Series D Preferred Stock pro rata in proportion to the full preferential amounts that each holder is otherwise entitled to receive under this Section 2.1.1.

2.1.2    If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series C Preferred Stock and Series D Preferred Stock of their full preferential amounts described above in Section 2.1.1, the holders of each share of Series B Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, and prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Series A Preferred Stock or Common Stock, an amount per share equal to the Series B Original Issue Price plus all declared but unpaid dividends on such Series B Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event, the Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series C Preferred Stock and Series D Preferred Stock of their full preferential amounts described above in Section 2.1.1 shall be insufficient to permit the payment to holders of the Series B Preferred Stock of their full preferential amounts described in this subsection, then such Available Funds and Assets shall be distributed among the holders of the then outstanding Series B Preferred Stock pro rata in proportion to the full preferential amounts that each holder is otherwise entitled to receive under this Section 2.1.2.

2.1.3    If there are any Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series C Preferred Stock and Series D Preferred Stock of their full preferential amounts described above in Section 2.1.1 and the Series B Preferred Stock of their full preferential amounts described above in Section 2.1.2, prior and in preference to any payment or distribution (or any setting apart of any payment or distribution) of any Available Funds and Assets on any shares of Common Stock, (i) the holders of each share of Series A-1 Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, an amount per share equal to the Series A-1 Original Issue Price plus all declared but unpaid dividends on such Series A-1 Preferred Stock and (ii) the holders of each share of Series A-2 Preferred Stock then outstanding shall be entitled to be paid, out of the Available Funds and Assets, an amount per share equal to the Series A-2 Original Issue Price plus all declared but unpaid dividends on such Series A-2 Preferred Stock. If upon any liquidation, dissolution or winding up of the Corporation or any Deemed Liquidation Event, the Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Series C Preferred Stock, Series D Preferred Stock and Series B Preferred Stock of their full preferential amounts described above in Sections 2.1.1 and 2.1.2 shall be insufficient to permit the payment to holders of the Series A Preferred Stock of their full preferential amounts described in this subsection, then such Available Funds and Assets shall be distributed among the holders of the then outstanding Series A Preferred Stock pro rata in proportion to the full preferential amounts that each holder is otherwise entitled to receive under this Section 2.1.3.

2.2    Participating Distribution of Remaining Assets. In the event of any voluntary or involuntary liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation, after the payment of all preferential amounts required to be paid to the holders of shares of Preferred Stock as provided in Section 2.1, the Available Funds and Assets remaining after the payment or distribution (or the setting aside for payment or distribution) to the holders of the Preferred Stock shall be distributed among the holders of the shares of Preferred Stock and Common Stock, pro rata based on the number of shares held by each such holder, treating for this purpose all shares of Preferred Stock as if they had been converted to Common Stock pursuant to the terms of this Restated Certificate immediately prior to such dissolution, liquidation, winding up or Deemed Liquidation Event of the Corporation; provided, however,

2.2.1    that if the aggregate amount the holders of Series D Preferred Stock are entitled to receive under Sections 2.1 and 2.2 shall exceed three times the Series D Original Issue Price (the “Series D Maximum Participation Amount”), each holder of Series D Preferred Stock shall only be entitled to receive upon such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation the greater of (a) the Series D Maximum Participation Amount or (b) the amount such holder would have received if all shares of Series D Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation;

2.2.2    that if the aggregate amount the holders of Series C-1 Preferred Stock are entitled to receive under Sections 2.1 and 2.2 shall exceed three times the Series C-1 Original Issue Price (the “Series C-1 Maximum Participation Amount”), each holder of Series C-1 Preferred Stock shall only be entitled to receive upon such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation the greater of (a) the Series C-1 Maximum Participation Amount or (b) the amount such holder would have received if all shares of Series C-1 Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation;

2.2.3    that if the aggregate amount the holders of Series C-2 Preferred Stock are entitled to receive under Sections 2.1 and 2.2 shall exceed three times the Series C-2 Original Issue Price (the “Series C-2 Maximum Participation Amount”), each holder of Series C-2 Preferred Stock shall only be entitled to receive upon such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation the greater of (a) the Series C-2 Maximum Participation Amount or (b) the amount such holder would have received if all shares of Series C-2 Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation;

2.2.4    that if the aggregate amount the holders of Series C-3 Preferred Stock are entitled to receive under Sections 2.1 and 2.2 shall exceed three times the Series C-3

Original Issue Price (the “Series C-3 Maximum Participation Amount”), each holder of Series C-3 Preferred Stock shall only be entitled to receive upon such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation the greater of (a) the Series C-3 Maximum Participation Amount or (b) the amount such holder would have received if all shares of Series C-3 Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation;

2.2.5    that if the aggregate amount the holders of Series A-1 Preferred Stock are entitled to receive under Sections 2.1 and 2.2 shall exceed two times the Series A-1 Original Issue Price (the “Series A-1 Maximum Participation Amount”), each holder of Series A-1 Preferred Stock shall only be entitled to receive upon such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation the greater of (a) the Series A-1 Maximum Participation Amount or (b) the amount such holder would have received if all shares of Series A-1 Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation;

2.2.6    that if the aggregate amount the holders of Series A-2 Preferred Stock are entitled to receive under Sections 2.1 and 2.2 shall exceed two times the Series A-2 Original Issue Price (the “Series A-2 Maximum Participation Amount”), each holder of Series A-2 Preferred Stock shall only be entitled to receive upon such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation the greater of (a) the Series A-2 Maximum Participation Amount or (b) the amount such holder would have received if all shares of Series A-2 Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation; and

2.2.7    that if the aggregate amount the holders of Series B Preferred Stock are entitled to receive under Sections 2.1 and 2.2 shall exceed two times the Series B Original Issue Price (the “Series B Maximum Participation Amount”), each holder of Series B Preferred Stock shall only be entitled to receive upon such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation the greater of (a) the Series B Maximum Participation Amount or (b) the amount such holder would have received if all shares of Series B Preferred Stock had been converted into Common Stock immediately prior to such liquidation, dissolution, winding up or Deemed Liquidation Event of the Corporation.

2.3    Deemed Liquidation Events.

2.3.1    Definition. Each of the following events shall be considered a “Deemed Liquidation Event” unless (i) solely with respect to the Series A Preferred Stock, the Series B Preferred Stock, and the Series C Preferred Stock, the holders of a majority of the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock, consenting or voting together as a single class on an as-converted basis elect otherwise by written notice sent to the Corporation at least five days prior to the effective date of any such event and (ii) solely with respect to the Series D Preferred Stock, the holders of not less than a majority of the then outstanding shares of Series D Preferred Stock elect otherwise by written notice sent to the Corporation at least five days prior to the effective date of any such event:

(a)    a merger or consolidation (each a “Combination”) in which (i) the Corporation is a constituent party or (ii) a subsidiary of the Corporation is a constituent party and the Corporation issues shares of its capital stock pursuant to such Combination (other than any such securities that are held by an Acquiring Stockholder, as defined below), except (A) any such Combination involving the Corporation or a subsidiary in which the shares of capital stock of the Corporation outstanding immediately prior to such Combination continue to represent, or are converted into or exchanged for equity securities that represent, immediately following such Combination, a majority, by voting power, of the equity securities of (1) the surviving or resulting party or (2) if the surviving or resulting party is a wholly owned subsidiary of another party immediately following such Combination, the parent of such surviving or resulting party, including securities of such surviving or resulting party (or its parent) that are held by the Acquiring Stockholder, (B) a Combination effected exclusively to change the domicile of the Corporation, or (C) an equity financing transaction of the Corporation pursuant to which the Corporation sells equity securities for the primary purpose of raising working capital; provided that, for the purpose of this Section 2.3.1, all shares of Common Stock issuable upon exercise of Options (as defined in Section 5 below) outstanding immediately prior to such Combination or upon conversion of Convertible Securities (as defined in Section 5 below) outstanding immediately prior to such Combination shall be deemed to be outstanding immediately prior to such Combination and, if applicable, deemed to be converted or exchanged in such Combination on the same terms as the actual outstanding shares of Common Stock are converted or exchanged;

(b)    the issuance, sale, exchange or transfer of shares of capital stock (by the Corporation or by holders of such capital stock) that represents, immediately following such issuance, sale, exchange or transfer, a majority, by voting power, of the capital stock of the Corporation, other than (i) any such issuance, sale, exchange or transfer of the Corporation’s capital stock effected exclusively to change the domicile of the Corporation, or (ii) an equity financing transaction of the Corporation pursuant to which the Corporation sells equity securities for the primary purpose of raising working capital; or

(c)    the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Corporation or any subsidiary or subsidiaries of the Corporation, of all or substantially all the assets of the Corporation and its subsidiaries taken as a whole (or, if substantially all of the assets of the Corporation and its subsidiaries taken as a whole are held by one or more subsidiaries, the sale or disposition (whether by consolidation, merger, conversion or otherwise) of such subsidiaries of the Corporation), except where such sale, lease, transfer, exclusive license, or other disposition is made to the Corporation or one or more wholly owned subsidiaries of the Corporation (an “Asset Disposition”).

For purposes of this Section 2.3.1, an “Acquiring Stockholder” means a stockholder or stockholders of the Corporation that (i) merges or combines with the Corporation in such Combination or (ii) owns or controls a majority of another corporation that merges or combines with the Corporation in such Combination.

2.3.2    Allocation of Escrow. In the event of a Deemed Liquidation Event, if any portion of the consideration payable to the stockholders of the Corporation is payable only upon satisfaction of contingencies (the “Additional Consideration”), the definitive transaction agreement shall provide that (a) the portion of such consideration that is not Additional Consideration (such portion, the “Initial Consideration”) shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 as if the Initial Consideration were the only consideration payable in connection with such Deemed Liquidation Event; and (b) any Additional Consideration which becomes payable to the stockholders of the Corporation upon satisfaction of such contingencies shall be allocated among the holders of capital stock of the Corporation in accordance with Sections 2.1 and 2.2 after taking into account the previous payment of the Initial Consideration as part of the same transaction. For the purposes of this Section 2.3.2, consideration placed into escrow or retained as holdback to be available for satisfaction of indemnification or similar obligations in connection with such Deemed Liquidation Event shall be deemed to be Additional Consideration.

2.3.3    Amount Deemed Paid or Distributed. The funds and assets deemed paid or distributed to the holders of capital stock of the Corporation upon any such Combination or Asset Disposition shall be the cash or the value of the property, rights or securities paid or distributed to such holders by the Corporation or the acquiring person, firm or other entity. If the amount deemed paid or distributed under this Section 2.3.3 is made in property other than in cash, the value of such distribution shall be the fair market value of such property, as determined in good faith by the Board; provided, however, that the following shall apply. For securities not subject to investment letters or other similar restrictions on free marketability:

(i)    if traded on a securities exchange or the NASDAQ Stock Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or market over the 30-day period ending three days prior to the closing of such transaction;

(ii)    if actively traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the 30-day period ending three days prior to the closing of such transaction; or

(iii)    if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board.

The method of valuation of securities subject to investment letters or other similar restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall take into account an appropriate discount (as determined in good faith by the Board) from the market value as determined pursuant to clauses (i) or (ii) above so as to reflect the approximate fair market value thereof.

3.    Voting.

3.1    General. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Preferred Stock shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. Fractional votes shall not be permitted and any fractional voting rights available on an as-converted basis (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number (with one-half being rounded upward). Except as provided by law or by the other provisions of this Restated Certificate, holders of Preferred Stock shall vote together with the holders of Common Stock as a single class on an as-converted basis, shall have full voting rights and powers equal to the voting rights and powers of the holders of Common Stock, and shall be entitled, notwithstanding any provision hereof, to notice of any stockholders’ meeting in accordance with the Bylaws of the Corporation.

3.2    Election of Directors.

3.2.1    Election. The Board shall be comprised of not less than nine (9) directors. For so long as at least 4,400,000 shares of Series A Preferred Stock remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Preferred Stock in shares of such stock), the holders of record of the shares of Series A Preferred Stock, exclusively and voting together as a separate class on an as-converted to Common Stock basis, shall be entitled to elect one (1) director of the Corporation. For so long as at least 10,000,000 shares of Series C Preferred Stock remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Preferred Stock in shares of such stock), the holders of record of the shares of Series C Preferred Stock, exclusively and as a separate class, shall be entitled to elect three (3) directors of the Corporation (the “Series C Preferred Directors”). For so long as at least 10,000,000 shares of Series D Preferred Stock remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Preferred Stock in shares of such stock), the holders of record of the shares of Series D Preferred Stock, exclusively and as a separate class, shall be entitled to elect two (2) directors of the Corporation (“Series D Preferred Directors” and, together with the Series C Preferred Directors, the “Preferred Directors”). The holders of record of the shares of Common Stock, exclusively and as a separate class, shall be entitled to elect one (1) director of the Corporation. The holders of record of the shares of Common Stock and of every other class or series of voting stock (including the Preferred Stock), voting together as a single class on an as-converted basis, shall be entitled to elect the remaining number of directors of the Corporation. For administrative convenience, the initial Series D Preferred Directors may also be appointed by the Board without a separate action by the holders of a majority of Series D Preferred Stock.

3.2.2    Vacancies Not Caused by Removal. If there is any vacancy, not due to the removal of a director, in the office of any director elected or to be elected by the holders of the outstanding shares of a specified class, classes or series of stock given the right to elect such director pursuant to Section 3.2.1 above (the “Specified Stock”), such vacancy may be filled (either contingently or otherwise) by either: (i) the remaining director or directors (if any) in office that were so elected by the holders of such Specified Stock by the affirmative vote of a majority of such directors or by the sole remaining director elected by the holders of such Specified Stock if there be but one or (ii) the required vote of holders of the shares of such Specified Stock specified in this Section 3.2 that are entitled to elect such director.

3.2.3    Vacancies Caused by Removal. Any director elected as provided in the preceding sentences may be removed without cause by, and any vacancy in the office of any such removed director may be filled by, and only by, the affirmative vote of the holders of the shares of the Specified Stock entitled to elect such director or directors, given either at a special meeting of such stockholders duly called for that purpose or pursuant to a written consent of stockholders.

3.2.4    Procedure. At any meeting held for the purpose of electing a director, the presence in person or by proxy of the holders of a majority of the outstanding shares of the Specified Stock entitled to elect such director shall constitute a quorum for the purpose of electing such director and the candidate or candidates to be elected by such Specified Stock shall be those who receive the highest number of affirmative votes (on an as-converted basis) of the outstanding shares of such Specified Stock. In the case of an action taken by written consent without a meeting, the candidate or candidates to be elected by such Specified Stock shall be those who are elected by the written consent of the holders of a majority of such Specified Stock.

3.3    Preferred Stock Protective Provisions. For so long as at least 10,000,000 shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock in the aggregate remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Preferred Stock in shares of such stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent, or affirmative vote at a meeting and evidenced in writing, of the holders of a majority of the then outstanding shares of Series B Preferred Stock, Series C Preferred Stock, and Series D Preferred Stock, consenting or voting together as a single class on an as-converted basis (the “Requisite Holders”) and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)    increase the authorized number of shares of Common Stock or Preferred Stock;

(b)    amend, alter, restate, waive or repeal any provision of this Restated Certificate or the bylaws of the Corporation in a manner that adversely affects the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Stock or Series D Preferred Stock;

(c)    authorize, create (by reclassification or otherwise) or issue any new class or series of capital stock having rights, powers or preferences set forth in the Restated Certificate, as then in effect, that are senior to or on a parity with the Series C Preferred Stock or Series D Preferred Stock, or authorize or create (by reclassification or otherwise) any security convertible into or exercisable for any such new class or series of capital stock;

(d)    redeem or repurchase any shares of Common Stock or Preferred Stock, other than (1) pursuant to employee or consultant agreements giving the Corporation the right to repurchase shares at no greater than the original cost thereof upon the termination of services, (2) redemptions of shares as expressly authorized in Section 6 of this Restated Certificate, (3) an exercise of a right of first refusal in favor of the Corporation pursuant to an agreement with any person, which exercise has been approved by the Board, and (4) redemptions of shares of Series B Preferred Stock pursuant to a Compliance Put (as such term is defined in that certain Series B Preferred Stock Purchase Agreement dated September 3, 2015, as amended);

(e)    declare or pay any dividend or otherwise make a distribution to holders of Preferred Stock or Common Stock (other than dividends payable solely in shares of Common Stock);

(f)    increase or decrease the authorized number of directors constituting the Board;

(g)    other than equipment leases or bank loans or lines of credit, authorize or issue any debt security or incur any indebtedness for borrowed money if the aggregate indebtedness of the Corporation for borrowed money (other than intercompany indebtedness) following such issuance would exceed $1,000,000 in the aggregate;

(h)    authorize or make any loan or guarantee any obligation of any other person in excess of $1,000,000;

(i)    enter into any transaction with any stockholder, director, or officer of the Corporation or any associate (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended) of such person, other than employment agreements, equity incentive transactions, the transactions contemplated by the Purchase Agreement (as defined below), and transactions approved by a majority of the disinterested members of the Board;

(j)    change the principal business activities of the Corporation from the development of drug-device combination pharmaceutical products;

(k)    liquidate, dissolve or wind-up the business and affairs of the Corporation, effect any Deemed Liquidation Event, or consent, agree or commit to any of the foregoing without conditioning such consent, agreement or commitment upon obtaining the approval required by this Section 3.3; or

(l)    amend this Section 3.3.

3.4    Series B Stock Protective Provisions. For so long as at least at least 1,014,885 shares of Series B Preferred Stock remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Preferred Stock in shares of such stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent, or affirmative vote at a meeting and evidenced in writing, of the holders of a majority of the then outstanding shares of Series B Preferred Stock and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)    increase or decrease the authorized number of shares of Series B Preferred Stock; or

(b)    amend, alter, restate, waive or repeal any provision of this Restated Certificate or the bylaws of the Corporation in a manner that adversely and disproportionately affects the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series B Preferred Stock, in each case different from the other series of Preferred Stock.

3.5    Series C Stock Protective Provisions. For so long as at least at least 10,000,000 shares of Series C Preferred Stock remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Preferred Stock in shares of such stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent, or affirmative vote at a meeting and evidenced in writing, of the holders of a majority of the then outstanding shares of Series C-1 Preferred Stock and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)    increase or decrease the authorized number of shares of Series C Preferred Stock; or

(b)    amend, alter, restate, waive or repeal any provision of this Restated Certificate or the bylaws of the Corporation in a manner that adversely and disproportionately affects the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series C Preferred Stock in each case different from the other series of Preferred Stock.

3.6    Series D Stock Protective Provisions. For so long as at least at least 10,000,000 shares of Series D Preferred Stock remain outstanding (as such number is adjusted for stock splits and combinations of shares and for dividends paid on the Preferred Stock in shares of such stock), the Corporation shall not, either directly or indirectly by amendment, merger, consolidation or otherwise, do any of the following without (in addition to any other vote required by law or this Restated Certificate) the written consent, or affirmative vote at a meeting and evidenced in writing, of the holders of a majority of the then outstanding shares of Series D Preferred Stock and any such act or transaction entered into without such consent or vote shall be null and void ab initio, and of no force or effect:

(a)    adversely affect the rights, preference or privileges of the holders of the Series D Preferred Stock in a manner different than the other classes of Preferred Stock;

(b)    increase or decrease the authorized number of shares of Series D Preferred Stock;

(c)    amend, alter, restate, waive or repeal any provision of this Restated Certificate or the bylaws of the Corporation in a manner that adversely and disproportionately affects the rights, preferences, privileges or powers of, or the restrictions provided for the benefit of, the Series D Preferred Stock in each case different from the other series of Preferred Stock;

(d)    effect a Deemed Liquidation Event in which the holders of Series D Preferred Stock receive per share proceeds (consisting of cash and/or freely tradable securities) in connection with such Deemed Liquidation Event less than two times the Series D Original Issue Price or consent, agree or commit to such Deemed Liquidation Event; or

(e)    authorize or issue any debt security or incur any indebtedness for borrowed money if the aggregate indebtedness of the Corporation for borrowed money (other than intercompany indebtedness) following such issuance would exceed $25,000,000 in the aggregate.

4.    Conversion Rights. The holders of the Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):

4.1    Right to Convert.

4.1.1    Conversion Ratio. Each share of a series of Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price for such series of Preferred Stock by the Conversion Price (as defined below) for such series of Preferred Stock in effect at the time of conversion. The “Conversion Price” for the Series A-1 Preferred Stock shall initially mean the Series A-1 Original Issue Price, the “Conversion Price” for the Series A-2 Preferred Stock shall initially mean the Series A-2 Original Issue Price, the “Conversion Price” for the Series C-1 Preferred Stock shall initially mean the Series C-1 Original Issue Price, the “Conversion Price” for the Series C-2 Preferred Stock shall initially mean the Series C-2 Original Issue Price, the “Conversion Price” for the Series C-3 Preferred Stock shall initially mean the Series C-3 Original Issue Price, and the “Conversion Price” for the Series D Preferred Stock shall initially mean the Series D Original Issue Price. The “Conversion Price” for the Series B Preferred Stock shall initially mean $0.52894518. Such initial Conversion Price, and the rate at which shares of Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment as provided in Section 5.

4.1.2    Notice of Conversion. In order for a holder of Preferred Stock to voluntarily convert shares of Preferred Stock into shares of Common Stock, such holder shall surrender the certificate or certificates for such shares of Preferred Stock (or, if such registered holder alleges that any such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate), at the office of the transfer agent for the Preferred Stock (or at the principal office of the Corporation if the Corporation serves as its own transfer agent), together with written notice that such holder elects to convert all or any number of the shares of the Preferred Stock represented by such certificate or certificates and, if applicable, any event on which such conversion is contingent (a “Contingency Event”). Such notice shall state such holder’s name or the names of the nominees in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. If required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or such holder’s attorney duly authorized in writing. The close of business on the date of receipt by the transfer agent (or by the Corporation if the Corporation serves as its own transfer agent) of such certificates (or lost certificate affidavit and agreement) and notice (or, if later, the date on which all Contingency Events have occurred) shall be the time of conversion (the “Conversion Time”), and the shares of Common Stock issuable upon conversion of the shares represented by such certificate shall be deemed to be outstanding of record as of such time. The Corporation shall, as soon as practicable after the Conversion Time, (a) issue and deliver to such holder of Preferred Stock, or to such holder’s nominee(s), a certificate or certificates for the number of full shares of Common Stock issuable upon such conversion in accordance with the provisions hereof and a certificate for the number (if any) of the shares of Preferred Stock represented by the surrendered certificate that were not converted into Common Stock, (b) pay in cash such amount as provided in Section 5.7.3 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and (c) pay all declared but unpaid dividends on the shares of Preferred Stock converted.

4.1.3    Effect of Voluntary Conversion. All shares of Preferred Stock that shall have been surrendered for conversion as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Conversion Time, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor, to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided in Section 5.7.3 and to receive payment of any dividends declared but unpaid thereon. Any shares of Preferred Stock so converted shall be retired and cancelled and may not be reissued.

4.2    Mandatory Conversion.

4.2.1    Automatic Conversion. Upon (a) the closing of the Corporation’s first sale of shares of Common Stock to the public in a firm-commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), at a per share offering price of at least $1.0636 (as adjusted for any stock dividends, combinations, recapitalizations or splits with respect to such shares), resulting in at least $50,000,000 of net proceeds to the Corporation (a “Qualified Public Offering”), or (b) the date and time, or the occurrence of an event, specified by vote or written consent of the Requisite Holders (the time of such closing, the date and time specified or the time of the event specified in such vote or written consent is referred to herein as the “Mandatory Conversion Time”), (i) all outstanding shares of Preferred Stock shall automatically be converted into shares of Common Stock, at the applicable ratio described in Section 4.1.1 as the same may be adjusted from time to time in accordance with Section 5 and (ii) such shares may not be reissued by the Corporation. Notwithstanding the foregoing, (A) if the conversion is in connection with a Deemed Liquidation Event and the holders of Series B Preferred Stock would receive less in consideration for the shares of Common Stock issuable upon conversion of the Series B Preferred Stock than they would have received for their Series B Preferred Stock, the outstanding shares of Series B Preferred Stock shall not automatically be converted into shares of Common Stock pursuant to clause (b) of this Section 4.2.1 without the approval of the holders of a majority of the outstanding shares of the Series B Preferred Stock at the time of such vote or consent, (B) if the conversion is in connection with a Deemed Liquidation Event and the holders of Series C Preferred Stock would receive less in consideration for the shares of Common Stock issuable upon conversion of the Series C Preferred Stock than they would have received for their Series C Preferred Stock, the outstanding shares of Series C Preferred Stock shall not automatically be converted into shares of Common Stock pursuant to clause (b) of this Section 4.2.1 without the approval of the holders of a majority of the outstanding shares of the Series C Preferred Stock at the time of such vote or consent, and (C) the outstanding shares of Series D Preferred Stock shall not automatically be converted into shares of Common Stock pursuant to clause (b) of this Section 4.2.1 without the approval of the holders of a majority of the outstanding shares of the Series D Preferred Stock.

4.2.2    Mandatory Conversion Procedural Requirements.

(a)    All holders of record of shares of Preferred Stock shall be sent written notice of the Mandatory Conversion Time and the place designated for mandatory conversion of all such shares of Preferred Stock pursuant to Sections 4.2.1 and 10. Unless otherwise provided in this Restated Certificate, such notice need not be sent in advance of the occurrence of the Mandatory Conversion Time. Upon receipt of such notice, each holder of shares of Preferred Stock shall surrender such holder’s certificate or certificates for all such shares (or, if such holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation at the place designated in such notice, and shall thereafter receive certificates for the number of shares of Common Stock to which such holder is entitled pursuant to this Section 4.2.

(b)    If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form reasonably satisfactory to the Corporation, duly executed by the registered holder or by such holder’s attorney duly authorized in writing. All rights with respect to the Preferred Stock converted pursuant to this Section 4.2, including the rights, if any, to receive notices and vote (other than as a holder of Common Stock), will terminate at the Mandatory Conversion Time (notwithstanding the failure of the holder or holders thereof to surrender the certificates at or prior to such time), except only the rights of the holders thereof, upon surrender of their certificate or certificates (or lost certificate affidavit and agreement) therefor, to receive the items provided for in the next sentence of this Section 4.2.2(b). As soon as practicable after the Mandatory Conversion Time and the surrender of the certificate or certificates (or lost certificate affidavit and agreement) for Preferred Stock, the Corporation shall issue and deliver to such holder, or to such holder’s nominee(s), a certificate or certificates for the number of full shares of Common Stock issuable on such conversion in accordance with the provisions hereof, together with cash as provided in Section 5.7.3 in lieu of any fraction of a share of Common Stock otherwise issuable upon such conversion and the payment of any declared but unpaid dividends on the shares of Preferred Stock converted. Such converted Preferred Stock shall be retired and cancelled and may not be reissued as shares of such series, and the Corporation may thereafter take such appropriate action (without the need for stockholder action) as may be necessary to reduce the authorized number of shares of Preferred Stock (and the applicable series thereof) accordingly.

4.3    Termination of Conversion Rights. In the event of a notice of redemption is given with respect to any shares of Series B Preferred Stock, Series C Preferred Stock, and

Series D Preferred Stock pursuant to Section 6, the Conversion Rights of the shares designated for redemption shall terminate at the close of business on the last full day preceding the date fixed for redemption, unless the redemption price is not fully paid on such redemption date, in which case the Conversion Rights for such shares shall continue until such price is paid in full. Subject to Section 4.1.2 in the case of a Contingency Event, in the event of a liquidation, dissolution or winding up of the Corporation or a Deemed Liquidation Event, the Conversion Rights shall terminate at the close of business on the third day preceding the date fixed for the first payment of any funds and assets distributable on such event to the holders of Preferred Stock.

5.    Adjustments to Conversion Price.

5.1    Adjustments for Diluting Issuances.

5.1.1    Special Definitions. For purposes of this Article IV, the following definitions shall apply:

(a)    “Option” shall mean any right, option or warrant to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities from the Corporation.

(b)    “Original Issue Date” for a series of Preferred Stock shall mean the date on which the first share of such series of Preferred Stock was issued.

(c)    “Convertible Securities” shall mean any evidences of indebtedness, shares or other securities issued by the Corporation that are directly or indirectly convertible into or exchangeable for Common Stock, but excluding Options.

(d)    “Additional Shares of Common Stock” with respect to a series of Preferred Stock shall mean all shares of Common Stock issued (or, pursuant to Section 5.1.2 below, deemed to be issued) by the Corporation after the Original Issue Date for the Series D Preferred Stock, other than the following shares of Common Stock and shares of Common Stock deemed issued pursuant to the following Options and Convertible Securities (collectively as to all such shares and shares deemed issued, “Exempted Securities”):

(i)    shares of Common Stock, Options or Convertible Securities issued as a dividend or distribution on such series of Preferred Stock;

(ii)    shares of Common Stock, Options or Convertible Securities issued by reason of a dividend, stock split, split-up or other distribution on or subdivision of shares of Common Stock that is covered by Section 5.2, 5.3, 5.4, 5.5 or 5.6;

(iii)    shares of Common Stock or Options to acquire shares of Common Stock, including but not limited to stock appreciation rights payable in shares of Common Stock or in Options or Convertible Securities, issued to service providers pursuant to a plan, agreement or arrangement approved by the Board, including a majority of the Preferred Directors, which such majority shall include at least one of the Series D Preferred Directors;

(iv)    shares of Common Stock or Convertible Securities actually issued upon the exercise of Options, or shares of Common Stock actually issued upon the conversion or exchange of Convertible Securities, in each case provided that such issuance is pursuant to the terms of such Option or Convertible Security;

(v)    shares of Common Stock, Options or Convertible Securities issued to banks, equipment lessors or other financial institutions pursuant to a debt financing, commercial credit arrangement, equipment leasing or similar transaction approved by the Board, including a majority of the Preferred Directors, which such majority shall include at least one of the Series D Preferred Directors;

(vi)    shares of Common Stock, Options or Convertible Securities issued pursuant to a bona fide acquisition of another entity by the Corporation by merger or consolidation with, purchase of substantially all of the assets of, or purchase of more than fifty percent of the outstanding equity securities of, the other entity, or issued pursuant to a bona fide joint venture agreement; provided, that such issuances are approved by the Board, including a majority of the Preferred Directors, which such majority shall include at least one of the Series D Preferred Directors;

(vii)    shares of Common Stock, Options or Convertible Securities issued in connection with sponsored research, collaboration, technology license, development, OEM, marketing or other similar agreements or strategic partnerships approved by the Board, including a majority of the Preferred Directors, which such majority shall include at least one of the Series D Preferred Directors;

(viii)    shares of Common Stock, Options or Convertible Securities issued as a result of a decrease in the Conversion Price of any series of Preferred Stock resulting from the operation of Section 5.1.3;

(ix)    shares of Common Stock issued in an offering to the public pursuant to a registration statement filed under the Securities Act with, and declared effective by, the Securities and Exchange Commission, in connection with which all outstanding shares of Preferred Stock are converted to Common Stock;

(x)    with respect to the Conversion Price of the Series C Preferred Stock only, the issuance or deemed issuance of Common Stock if the Corporation receives written notice from the holders of at least 60% of the then outstanding shares of the Series C-1 Preferred Stock, Series C-2 Preferred Stock, or Series C-3 Preferred Stock, as applicable, on an as-converted basis agreeing that no adjustment shall be made to the Conversion Price of the Series C-1 Preferred Stock, Series C-2 Preferred Stock, or Series C-3 Preferred Stock, as applicable as a result of the issuance or deemed issuance;

(xi)    with respect to the Conversion Price of the Series D Preferred Stock only, the issuance or deemed issuance of Common Stock if the

Corporation receives written notice from the holders of at least a majority of the then outstanding shares of the Series D Preferred Stock agreeing that no adjustment shall be made to the Conversion Price of the Series D Preferred Stock as a result of the issuance or deemed issuance;

(xii)    with respect to the Conversion Price of the Series B Preferred Stock only, the issuance or deemed issuance of Common Stock if the Corporation receives written notice from the holders of at least 66-2/3% of the then outstanding shares of Series B Preferred Stock on an as-converted basis agreeing that no adjustment shall be made to the Conversion Price of the Series B Preferred Stock as a result of the issuance or deemed issuance;

(xiii)    with respect to the Conversion Price of the Series A Preferred Stock only, the issuance or deemed issuance of Common Stock if the Corporation receives written notice from the holders of a majority of the then outstanding shares of Series A Preferred Stock on an as-converted basis agreeing that no adjustment shall be made to the applicable Conversion Price of the Series A Preferred Stock as a result of the issuance or deemed issuance; or

(xiv)    shares of Series D Preferred Stock issued pursuant to that certain Series D Preferred Stock Purchase Agreement by and between the Corporation and the Purchasers identified therein, dated as of or about December 3, 2018 (the “Purchase Agreement”).

5.1.2    Deemed Issue of Additional Shares of Common Stock.

(a)    If the Corporation at any time or from time to time after the date upon which this Restated Certificate is accepted for filing by the Secretary of State of the State of Delaware (the “Filing Date”) shall issue any Options or Convertible Securities (excluding Options or Convertible Securities which are themselves Exempted Securities) or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number of shares of Common Stock (as set forth in the instrument relating thereto, assuming the satisfaction of any conditions to exercisability, convertibility or exchangeability (including the passage of time) but without regard to any provision contained therein for a subsequent adjustment of such number including by way of anti-dilution adjustment) issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date.

(b)    If the terms of any Option or Convertible Security, the issuance of which resulted in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Section 5.1.3, are revised as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase or decrease in the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any such Option or Convertible Security or (ii) any increase or decrease in the consideration payable to the Corporation upon such exercise, conversion and/or exchange, then, effective upon such increase or decrease becoming effective, the Conversion Price of such series of Preferred Stock computed upon the original issuance of such Option or Convertible Security (or upon the occurrence of a record date with respect thereto) shall be readjusted to such Conversion Price of such series of Preferred Stock as would have obtained had such revised terms been in effect upon the original date of issue of such Option or Convertible Security. Notwithstanding the foregoing, no readjustment pursuant to this Section 5.1.2(b) shall have the effect of increasing the Conversion Price of a series of Preferred Stock to an amount which exceeds the lower of (1) the Conversion Price for such series of Preferred Stock in effect immediately prior to the original adjustment made as a result of the issuance of such Option or Convertible Security, or (2) the Conversion Price for such series of Preferred Stock that would have resulted from any issuances of Additional Shares of Common Stock (other than deemed issuances of Additional Shares of Common Stock as a result of the issuance of such Option or Convertible Security) between the original adjustment date and such readjustment date.

(c)    If the terms of any Option or Convertible Security (excluding Options or Convertible Securities that are themselves Exempted Securities), the issuance of which did not result in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Section 5.1.3 (either because the consideration per share (determined pursuant to Section 5.1.4) of the Additional Shares of Common Stock subject thereto was equal to or greater than the Conversion Price of such series of Preferred Stock then in effect, or because such Option or Convertible Security was issued before the Original Issue Date of the Series D of Preferred Stock), are revised after such Original Issue Date as a result of an amendment to such terms or any other adjustment pursuant to the provisions of such Option or Convertible Security (but excluding automatic adjustments to such terms pursuant to anti-dilution or similar provisions of such Option or Convertible Security) to provide for either (i) any increase in the number of shares of Common Stock issuable upon the exercise, conversion or exchange of any such Option or Convertible Security or (ii) any decrease in the consideration payable to the Corporation upon such exercise, conversion or exchange, then such Option or Convertible Security, as so amended or adjusted, and the Additional Shares of Common Stock subject thereto (determined in the manner provided in Section 5.1.2(a)) shall be deemed to have been issued effective upon such increase or decrease becoming effective.

(d)    Upon the expiration or termination of any unexercised Option or unconverted or unexchanged Convertible Security (or portion thereof) that resulted (either upon its original issuance or upon a revision of its terms) in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Section 5.1.3, the Conversion Price of such series of Preferred Stock shall be readjusted to such Conversion Price of such series of Preferred Stock as would have obtained had such Option or Convertible Security (or portion thereof) never been issued.

(e)    If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, is calculable at the time such Option or Convertible Security is issued or amended but is subject to adjustment based upon subsequent events, any adjustment to the Conversion Price of a series of Preferred

Stock provided for in this Section 5.1.2 shall be effected at the time of such issuance or amendment based on such number of shares or amount of consideration without regard to any provisions for subsequent adjustments (and any subsequent adjustments shall be treated as provided in Sections 5.1.2(b) and 5.1.2(c)). If the number of shares of Common Stock issuable upon the exercise, conversion and/or exchange of any Option or Convertible Security, or the consideration payable to the Corporation upon such exercise, conversion and/or exchange, cannot be calculated at all at the time such Option or Convertible Security is issued or amended, any adjustment to such Conversion Price that would result under the terms of this Section 5.1.2 at the time of such issuance or amendment shall instead be effected at the time such number of shares and/or amount of consideration is first calculable (even if subject to subsequent adjustments), assuming for purposes of calculating such adjustment to such Conversion Price that such issuance or amendment took place at the time such calculation can first be made.

5.1.3    Issuance of Additional Shares of Common Stock.

General Adjustments. In the event the Corporation shall at any time after the Original Issue Date of the Series D Preferred Stock issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 5.1.2, but excluding any Additional Shares of Common Stock issued pursuant to Section 5.1.3(b)), without consideration or for a consideration per share less than the Conversion Price for such series of Preferred Stock in effect immediately prior to such issue (a “Triggering Issuance”), then such Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest one-thousandth of a cent) determined in accordance with the following formula:

CP2 = CP1 × (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

“CP2” shall mean the applicable Conversion Price in effect immediately after such issue or deemed issue of Additional Shares of Common Stock

“CP1” shall mean the applicable Conversion Price in effect immediately prior to such issue or deemed issue of Additional Shares of Common Stock;

“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue or deemed issue of Additional Shares of Common Stock (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities (including the Preferred Stock) outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

“B” shall mean the number of shares of Common Stock that would have been issued or deemed issued if such Additional Shares of Common Stock had been issued at a price per share equal to CP1 (determined by dividing the aggregate consideration received by the Corporation in respect of such issue by CP1); and

“C” shall mean the number of such Additional Shares of Common Stock actually issued or deemed issued in such transaction.

5.1.4    Determination of Consideration. For purposes of this Section 5.1, the consideration received by the Corporation for the issue or deemed issue of any Additional Shares of Common Stock shall be computed as follows:

(a)    Cash and Property: Such consideration shall:

(i)    insofar as it consists of cash, be computed at the aggregate amount of cash received by the Corporation, excluding amounts paid or payable for accrued interest;

(ii)    insofar as it consists of property other than cash, be computed at the fair market value thereof at the time of such issue, as determined in good faith by the Board; and

(iii)    in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (i) and (ii) above, as determined in good faith by the Board.

(b)    Options and Convertible Securities. The consideration per share received by the Corporation for Additional Shares of Common Stock deemed to have been issued pursuant to Section 5.1.2, relating to Options and Convertible Securities, shall be determined by dividing

(i)    the total amount, if any, received or receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities, by

(ii)    the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities.

5.1.5    Multiple Closing Dates. In the event the Corporation shall issue on more than one date Additional Shares of Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price of a series of Preferred Stock pursuant to the terms of Section 5.1.2 and such issuance dates occur within a period of no more than 120 days after the first such issuance to the final such issuance, then, upon the final such issuance, the Conversion Price of such series of Preferred Stock shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without giving effect to any additional adjustments as a result of any such subsequent issuances within such period that are a part of such transaction or series of related transaction).

5.2    Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date for the Series D of Preferred Stock effect a subdivision of the outstanding Common Stock, the Conversion Price for each series of Preferred Stock in effect immediately before that subdivision shall be proportionately decreased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be increased in proportion to such increase in the aggregate number of shares of Common Stock outstanding. If the Corporation shall at any time or from time to time after the Original Issue Date for the Series D Preferred Stock combine the outstanding shares of Common Stock, the Conversion Price for each series of Preferred Stock in effect immediately before the combination shall be proportionately increased so that the number of shares of Common Stock issuable on conversion of each share of such series shall be decreased in proportion to such decrease in the aggregate number of shares of Common Stock outstanding. Any adjustment under this section shall become effective at the close of business on the date the subdivision or combination becomes effective.

5.3    Adjustment for Certain Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date for the Series D Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable on the Common Stock in additional shares of Common Stock, then and in each such event the Conversion Price for any series of Preferred Stock in effect immediately before such event shall be decreased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying such Conversion Price then in effect by a fraction:

(a)    the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and

(b)    the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

Notwithstanding the foregoing, (i) if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, such Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter such Conversion Price shall be adjusted pursuant to this section as of the time of actual payment of such dividends or distributions; and (ii) no such adjustment shall be made if the holders of such series of Preferred Stock simultaneously receive a dividend or other distribution of shares of Common Stock in a number equal to the number of shares of Common Stock as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.

5.4    Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the Original Issue Date for the Series D Preferred Stock shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation (other than a distribution of shares of Common Stock in respect of outstanding shares of Common Stock), then and in each such event the holders of any series of Preferred Stock shall receive, simultaneously with the distribution to the holders of Common Stock, a dividend or other distribution of such securities in an amount equal to the amount of such securities as they would have received if all outstanding shares of such series of Preferred Stock had been converted into Common Stock on the date of such event.

5.5    Adjustment for Reclassification, Exchange and Substitution. If, at any time or from time to time after the Original Issue Date for the Series D Preferred Stock, the Common Stock issuable upon the conversion of any series of Preferred Stock is changed into the same or a different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than by a stock split or combination, dividend, distribution, merger or consolidation covered by Sections 5.2, 5.3, 5.4 or 5.6 or by Section 2.3 regarding a Deemed Liquidation Event), then in any such event each holder of such series of Preferred Stock shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such recapitalization, reclassification or change.

5.6    Adjustment for Merger or Consolidation. Subject to the provisions of Section 2.3, if there shall occur any consolidation or merger involving the Corporation in which the Common Stock (but not a series of Preferred Stock) is converted into or exchanged for securities, cash or other property (other than a transaction covered by Sections 5.1, 5.3, 5.4 or 5.5), then, following any such consolidation or merger, provision shall be made that each share of such series of Preferred Stock shall thereafter be convertible in lieu of the Common Stock into which it was convertible prior to such event into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of such series of Preferred Stock immediately prior to such consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board) shall be made in the application of the provisions in Section 4 and this Section 5 with respect to the rights and interests thereafter of the holders of such series of Preferred Stock, to the end that the provisions set forth in Section 4 and this Section 5 shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of such series of Preferred Stock.

5.7    General Conversion Provisions.

5.7.1    Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price of a series of Preferred Stock pursuant to this

Section 5, the Corporation at its expense shall, as promptly as reasonably practicable but in any event not later than 15 days thereafter, compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of such series of Preferred Stock a certificate setting forth such adjustment or readjustment (including the kind and amount of securities, cash or other property into which such series of Preferred Stock is convertible) and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, as promptly as reasonably practicable after the written request at any time of any holder of any series of Preferred Stock (but in any event not later than 10 days thereafter), furnish or cause to be furnished to such holder a certificate setting forth (a) the Conversion Price of such series of Preferred Stock then in effect and (b) the number of shares of Common Stock and the amount, if any, of other securities, cash or property which then would be received upon the conversion of such series of Preferred Stock.

5.7.2    Reservation of Shares. The Corporation shall at all times while any share of Preferred Stock shall be outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of the Preferred Stock, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval of any necessary amendment to this Restated Certificate. Before taking any action that would cause an adjustment reducing the Conversion Price of a series of Preferred Stock below the then par value of the shares of Common Stock issuable upon conversion of such series of Preferred Stock, the Corporation will take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock at such adjusted Conversion Price.

5.7.3    Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair value of a share of Common Stock as determined in good faith by the Board. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of the total number of shares of Preferred Stock the holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

5.7.4    No Further Adjustment after Conversion. Upon any conversion of shares of Preferred Stock into Common Stock, no adjustment to the Conversion Price of the applicable series of Preferred Stock shall be made with respect to the converted shares for any declared but unpaid dividends on such series of Preferred Stock or on the Common Stock delivered upon conversion.

6.    Redemption.

6.1     General. Unless prohibited by Delaware law governing distributions to stockholders, (i) shares of Series B Preferred Stock shall be redeemed by the Corporation at a price per share equal to the Series B Original Issue Price, plus all declared but unpaid dividends thereon as of the date of the Company’s receipt of the Redemption Request (the “Series B Redemption Price”), shares of Series C-1 Preferred Stock shall be redeemed by the Corporation at a price per share equal to the Series C-1 Original Issue Price, plus all declared but unpaid dividends thereon as of the date of the Company’s receipt of the Redemption Request (the “Series C-1 Redemption Price”), shares of Series C-2 Preferred Stock shall be redeemed by the Corporation at a price per share equal to the Series C-2 Original Issue Price, plus all declared but unpaid dividends thereon as of the date of the Company’s receipt of the Redemption Request (the “Series C-2 Redemption Price”), and shares of Series C-3 Preferred Stock shall be redeemed by the Corporation at a price per share equal to the Series C-3 Original Issue Price, plus all declared but unpaid dividends thereon as of the date of the Company’s receipt of the Redemption Request (the “Series C-3 Redemption Price”) in three (3) annual installments commencing not more than sixty (60) days after receipt by the Corporation at any time on or after December 3, 2023 (but in no event prior to the expiration of the Series D Notice Period (as defined below)), from the holders of a majority of the then outstanding shares of Series B Preferred Stock and Series C Preferred Stock, voting together as a single class on an as-converted basis, of written notice requesting redemption of all shares of Series B Preferred Stock and Series C Preferred Stock (the “Redemption Request”) and (ii) shares of Series D Preferred Stock shall be redeemed by the Corporation at a price per share equal to the Series D Original Issue Price, plus all declared but unpaid dividends thereon as of the date of the Company’s receipt of the Series D Redemption Request (the “Series D Redemption Price,” together, with the Series B Redemption Price, the Series C-1 Redemption Price, the Series C-2 Redemption Price, and the Series C-3 Redemption Price, the “Redemption Price”) in three (3) annual installments commencing not more than sixty (60) days after receipt by the Corporation at any time on or after December 3, 2023 (but in no event prior to the expiration of the Notice Period (as defined below)), from the holders of a majority of the outstanding shares of the Series D Preferred Stock of written notice requesting redemption of all shares of Series D Preferred Stock (the “Series D Redemption Request”). The date of each such installment shall be referred to as a “Redemption Date.” On each Redemption Date, the Corporation shall redeem, on a pro rata basis in accordance with the number of shares of Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, and/or Series D Preferred Stock, as applicable, owned by each holder, that number of outstanding shares of Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, and Series D Preferred Stock determined by dividing (i) the total number of shares of Series B Preferred Stock, Series C-1 Preferred Stock, Series C-2 Preferred Stock, Series C-3 Preferred Stock, and/or Series D Preferred Stock, as applicable, outstanding immediately prior to such Redemption Date by (ii) the number of remaining Redemption Dates (including the Redemption Date to which such calculation applies). If on any Redemption Date Delaware law governing distributions to stockholders prevents the Corporation from redeeming all shares of Series B Preferred Stock, Series C Preferred Stock, and/or Series D Preferred Stock, as applicable, to be redeemed, the Corporation shall ratably redeem the maximum number of shares that it may redeem consistent with such law, and shall redeem the remaining shares as soon as it may lawfully do so under such law.

6.2    Notice of Election.

(a)     In the event that a Redemption Request is submitted, the Corporation shall send prompt written notice of such Redemption Request to the holders of record of Series D Preferred Stock as of the date of the Redemption Request. Such holders of Series D Preferred Stock shall have fifteen (15) days from receipt of such notice to provide the Corporation with a Series D Redemption Request (such period, the “Series D Notice Period”) in accordance with Subsection 6.1. In the event a Series D Redemption Request is made within the Series D Notice Period, the Corporation shall treat the Redemption Request and Series D Redemption Request to have been made on the same day and, accordingly, the Redemption Dates with respect to the Series B Preferred Stock and Series C Preferred Stock and the Series D Preferred Stock shall be the same.

(b)     In the event that a Series D Redemption Request is submitted, the Corporation shall send prompt written notice of such Redemption Request to the holders of record of Series B Preferred Stock and Series C Preferred Stock as of the date of the Series D Redemption Request. Such holders of Series B Preferred Stock and Series C Preferred Stock shall have fifteen (15) days from receipt of such notice to provide the Corporation with a Redemption Request (such period, the “Notice Period”) in accordance with Subsection 6.1. In the event a Redemption Request is made within the Notice Period, the Corporation shall treat the Series D Redemption Request and Redemption Request to have been made on the same day and, accordingly, the Redemption Dates with respect to the Series D Preferred Stock and the Series B Preferred Stock and Series C Preferred Stock shall be the same.

6.3     Redemption Notice. The Corporation shall send written notice of the mandatory redemption (the “Redemption Notice”) to each holder of record of Series B Preferred Stock, Series C Preferred Stock, and/or Series D Preferred Stock, as applicable, not less than forty (40) days prior to each Redemption Date. Each Redemption Notice shall state:

(a)     the number of shares of Series B Preferred Stock, Series C Preferred Stock, and/or Series D Preferred Stock, as applicable, held by the holder that the Corporation shall redeem on the Redemption Date specified in the Redemption Notice;

(b)     the Redemption Date and the Redemption Price;

(c)     the date upon which the holder’s right to convert such shares terminates (as determined in accordance with Subsection 4.3); and

(d)     for holders of shares in certificated form, that the holder is to surrender to the Corporation, in the manner and at the place designated, his, her or its certificate or certificates representing the shares of Series B Preferred Stock, Series C Preferred Stock, and/or Series D Preferred Stock, as applicable, to be redeemed.

6.4     Surrender of Certificates; Payment. On or before the applicable Redemption Date, each holder of shares of Series B Preferred Stock, Series C Preferred Stock,

and/or Series D Preferred Stock, as applicable, to be redeemed on such Redemption Date, unless such holder has exercised his, her or its right to convert such shares as provided in Section 4 or has provided written notice to the Company that he, she or it elects to retain his, her or its shares of Series B Preferred Stock, Series C Preferred Stock, and/or Series D Preferred Stock, as applicable (an “Electing Holder”), shall, if a holder of shares in certificated form, surrender the certificate or certificates representing such shares (or, if such registered holder alleges that such certificate has been lost, stolen or destroyed, a lost certificate affidavit and agreement reasonably acceptable to the Corporation to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of such certificate) to the Corporation, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof. In the event less than all of the shares of Series B Preferred Stock, Series C Preferred Stock, and/or Series D Preferred Stock, as applicable, represented by a certificate are redeemed, a new certificate, instrument, or book entry representing the unredeemed shares of Series B Preferred Stock, Series C Preferred Stock, and/or Series D Preferred Stock, as applicable, shall promptly be issued to such holder.

6.5     Rights Subsequent to Redemption. If the Redemption Notice or Series D Redemption Notice shall have been duly given, and if on the applicable Redemption Date the Redemption Price payable upon redemption of the shares of Series B Preferred Stock, Series C Preferred Stock, and/or Series D Preferred Stock, as applicable, to be redeemed on such Redemption Date is paid or tendered for payment or deposited with an independent payment agent so as to be available therefor in a timely manner, then notwithstanding that any certificates evidencing any of the shares of Series B Preferred Stock, Series C Preferred Stock, and/or Series D Preferred Stock, as applicable, so called for redemption (other than such shares held by Electing Holders) shall not have been surrendered, dividends with respect to such shares of Series B Preferred Stock, Series C Preferred Stock, and/or Series D Preferred Stock, as applicable, shall cease to accrue after such Redemption Date and all rights with respect to such shares shall forthwith after the Redemption Date terminate, except only the right of the holders to receive the Redemption Price without interest upon surrender of any such certificate or certificates therefor.

7.    No Reissuance of Redeemed or Otherwise Acquired Preferred Stock. Any shares of Preferred Stock that are redeemed or otherwise acquired by the Corporation or any of its subsidiaries shall be automatically and immediately retired and shall not be reissued, sold or transferred. Neither the Corporation nor any of its subsidiaries may exercise any voting or other rights, powers and preferences granted to the holders of Preferred Stock following the close of business on the third day preceding the Redemption Date for such shares.

8.    Waiver. Unless otherwise specified herein, any of the rights, powers, preferences and other terms of a series of the Preferred Stock or the Preferred Stock as a class that are set forth herein may be waived on behalf of all holders of such series of Preferred Stock or the Preferred Stock as a class by the affirmative written consent or vote of the holders of a majority of the shares of such series of Preferred Stock or such Preferred Stock as a class that are then outstanding, treating any convertible Preferred Stock as-if converted to Common Stock.

9.    Notice of Record Date. In the event:

(a)    the Corporation shall set a record of the holders of its Common Stock (or other capital stock or securities at the time issuable upon conversion of the Preferred Stock) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of capital stock of any class or any other securities, or to receive any other security; or

(b)    of any capital reorganization of the Corporation, any reclassification of the Common Stock of the Corporation, or any Deemed Liquidation Event; or

(c)    of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will send or cause to be sent to the holders of the Preferred Stock a notice specifying, as the case may be, (i) the record date for such dividend, distribution or subscription right, and the amount and character of such dividend, distribution or subscription right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is proposed to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other capital stock or securities at the time issuable upon the conversion of the Preferred Stock) shall be entitled to exchange their shares of Common Stock (or such other capital stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up, and the amount per share and character of such exchange applicable to the Preferred Stock and the Common Stock. Such notice shall be sent (A) at least 20 days prior to the earlier of the record date or effective date for the event specified in such notice or (B) such fewer number of days as may be approved the holders of a majority of the outstanding shares of Preferred Stock acting as a single class on an as-converted basis.

10.    Notices. Except as otherwise provided herein, any notice required or permitted by the provisions of this Article IV to be given to a holder of shares of Preferred Stock shall be mailed, postage prepaid, to the post office address last shown on the records of the Corporation for such holder, given by the holder to the Corporation for the purpose of notice or given by electronic communication in compliance with the provisions of the General Corporation Law, and shall be deemed sent upon such mailing or electronic transmission. If no such address appears or is given, notice shall be deemed given at the place where the principal executive office of the Corporation is located.

ARTICLE V: PREEMPTIVE RIGHTS.

No stockholder of the Corporation shall have a right to purchase shares of capital stock of the Corporation sold or issued by the Corporation except to the extent that such a right may from time to time be set forth in a written agreement between the Corporation and any stockholder.

ARTICLE VI: BYLAW PROVISIONS.

A.    AMENDMENT OF BYLAWS. Subject to any additional vote required by this Restated Certificate or Bylaws, in furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

B.    NUMBER OF DIRECTORS. Subject to Article IV, Part B, Section 3.2 and subject to any additional vote required by this Restated Certificate, the number of directors of the Corporation shall be determined in the manner set forth in the Bylaws of the Corporation.

C.    BALLOT. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

D.    MEETINGS AND BOOKS. Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE VII: DIRECTOR LIABILITY.

A.    LIMITATION. To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law or any other law of the State of Delaware is amended after approval by the stockholders of this Article VII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law as so amended. Any repeal or modification of the foregoing provisions of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

B.    INDEMNIFICATION. To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers and agents of the Corporation (and any other persons to which General Corporation Law permits the Corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law.

C.    MODIFICATION. Any amendment, repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE VIII: CREDITOR AND STOCKHOLDER COMPROMISES

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of §291 of Title 8 of the General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under §279 of Title 8 of the General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

ARTICLE IX: CORPORATE OPPORTUNITY

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the Corporation.

*  *  *  *  *  *  *  *  *  *  *

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IMPEL NEUROPHARMA, INC.

(a Delaware corporation)

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Impel NeuroPharma, Inc., a corporation organized and existing under the General Corporation Law (the “General Corporation Law”) of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The Corporation was incorporated pursuant to the General Corporation Law on July 24, 2008. The following amendment to the Corporation’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on December 3, 2018 (the “Restated Certificate”) has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, with the approval of such amendment by the Corporation’s stockholders having been given by written consent without a meeting in accordance with Sections 228(d) and 242 of the Delaware General Corporation Law.

SECOND: The initial paragraph of Article IV of the Restated Certificate is hereby amended and restated to read in its entirety as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 460,903,406 consisting of (a) 256,704,917 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (b) 204,198,489 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”). As of the effective date of this Restated Certificate of Incorporation (this “Restated Certificate”), 746,426 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A-1 Preferred Stock”, 9,869,218 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A-2 Preferred Stock” (together with the Series A-1 Preferred Stock, the “Series A Preferred Stock”), 3,968,775 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock”, 43,278,699 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C-1 Preferred Stock”, 26,537,826 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C-2 Preferred Stock”, 24,605,790 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C-3 Preferred Stock” (together with the Series C-1 Preferred Stock and Series C-2 Preferred Stock, the “Series C Preferred Stock”), and 95,191,755 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock”.”

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 18th day of March, 2019 and the foregoing facts stated herein are true and correct.

IMPEL NEUROPHARMA, INC.

By:	/s/ Jon Congleton
Name:	Jon Congleton
Title:	Chief Executive Officer

CERTIFICATE OF AMENDMENT

OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

IMPEL NEUROPHARMA, INC.

(a Delaware corporation)

Pursuant to Section 242 of the General Corporation Law of the State of Delaware, Impel NeuroPharma, Inc., a corporation organized and existing under the General Corporation Law (the “General Corporation Law”) of the State of Delaware (the “Corporation”), does hereby certify that:

FIRST: The Corporation was incorporated pursuant to the General Corporation Law on July 24, 2008. The following amendment to the Corporation’s Restated Certificate of incorporation, filed with the Delaware Secretary of State on December 3, 2018, as further amended by means of a Certificate of Amendment filed on March 18, 2019 (together, the “Restated Certificate”) has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, with the approval of such amendment by the Corporation’s stockholders having been given by written consent without a meeting in accordance with Sections 228(d) and 242 of the Delaware General Corporation Law.

SECOND: The initial paragraph of Article IV of the Restated Certificate is hereby amended and restated to read in its entirety as follows:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 471,032,374 consisting of (a) 266,833,885 shares of Common Stock, $0.001 par value per share (“Common Stock”), and (b) 204,198,489 shares of Preferred Stock, $0.001 par value per share (“Preferred Stock”). As of the effective date of this Restated Certificate of Incorporation (this “Restated Certificate”), 746,426 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A-1 Preferred Stock”, 9,869,218 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series A-2 Preferred Stock” (together with the Series A-1 Preferred Stock, the “Series A Preferred Stock”), 3,968,775 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series B Preferred Stock”, 43,278,699 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C-1 Preferred Stock’’, 26,537,826 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C-2 Preferred Stock”, 24,605,790 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series C-3 Preferred Stock” (together with the Series C-1 Preferred Stock and Series C-2 Preferred Stock, the “Series C Preferred Stock”), and 95,191,755 shares of the authorized Preferred Stock of the Corporation are hereby designated “Series D Preferred Stock”.”

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, said Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 6th day of May, 2020 and the foregoing facts stated herein are true and correct.

IMPEL NEUROPHARMA, INC.

By:	/s/ Adrian Adams
Name:	Adrian Adams
Title:	President and Chief Executive Officer

CERTIFICATE OF AMENDMENT

TO THE

RESTATED CERTIFICATE OF INCORPORATION

IMPEL NEUROPHARMA, INC.

Impel NeuroPharma, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that the following amendment to the Corporation’s Restated Certificate of Incorporation, filed with the Delaware Secretary of State on December 3, 2018 (the “Current Certificate”), has been duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law, with the approval of such amendment by the Corporation’s stockholders having been given by written consent without a meeting in accordance with Sections 228(d) and 242 of the DGCL:

1. The following two paragraphs are hereby added to precede the first paragraph of Article IV of the Current Certificate:

“Contingent and effective upon the filing of this Certificate of Amendment to the Restated Certificate of Incorporation (the “Certificate of Amendment”), every 16.37332 outstanding shares of Common Stock, will be combined into and automatically, without any further action by the Corporation or the stockholders thereof, become one outstanding share of Common Stock of the Corporation (the “Reverse Stock Split”). No fractional share shall be issued in connection with the foregoing combination of the shares pursuant to the Reverse Split. The Corporation will pay in cash the fair value of such fractional shares, without interest and as determined in good faith by the Board of Directors of the Corporation when those entitled to receive such fractional shares are determined.

The Reverse Stock Split shall occur automatically without any further action by the holders of Common Stock, and whether or not the certificates representing such shares have been surrendered to the Corporation; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable as a result of the Reverse Stock Split unless the existing certificates evidencing the applicable shares of stock prior to the Reverse Stock Split are either delivered to the Corporation, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed, and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates.”

2. The foregoing amendment to the Current Certificate has been duly approved by the Corporation’s Board of Directors in accordance with Sections 141 and 242 of the DGCL.

3. The foregoing amendment to Current Certificate has been duly approved by the Corporation’s stockholders in accordance with Sections 228 and 242 of the DGCL.

4. This Certificate of Amendment shall be effective upon filing with the Delaware Secretary of State.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its duly authorized officer this 16th day of April, 2021 and the foregoing facts stated herein are true and correct.

IMPEL NEUROPHARMA, INC.

By:	/s/ Adrian Adams
Name:	Adrian Adams
Title:	Chief Executive Officer